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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  March 6, 2000
                                                  -------------

                            OXIS INTERNATIONAL, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                 0-8092                          94-1620407
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(State or Other      (Commission File Number)       (IRS Employer Identification
 Jurisdiction of                                    Number
 Incorporation

6040 N Cutter Circle, Suite 317, Portland, OR 97217
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code  (503) 283-3911
                                                  ------------------------------

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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

On February 10, 2000, a hearing was held before a Nasdaq Listing Qualifications Panel (the "Panel") regarding the request of OXIS International, Inc. (the "Company") for continued inclusion on the Nasdaq National Market pursuant to an exception to certain requirements. The Panel determined to continue the listing of the Company's common stock on the Nasdaq National Market subject to a public filing with the Securities and Exchange Commission on or before April 14, 2000, evidencing a minimum of $8,000,000 in net tangible assets. The filing is to include a February 29, 2000, balance sheet with pro forma adjustments to reflect any significant events or transactions occurring on or before the filing date.

The Company has prepared a balance sheet as of February 29, 2000, with pro forma adjustments reflecting sales of securities subsequent to that date. The pro forma balance sheet shows net tangible assets of $8,082,000. Unaudited pro forma financial information including the pro forma balance sheet as of February 29, 2000, is attached as an exhibit to this report.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                OXIS INTERNATIONAL, INC.
                                                (Registrant)


Date:  April 12, 2000                  By:  /s/ Jon S. Pitcher
                                            ----------------------------
                                              Name:   Jon S. Pitcher
                                              Title:  Chief Financial Officer

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                                 EXHIBIT INDEX

                                                          Page No. in
                                                      sequentially numbered
Exhibit No.             Description                      current report
-----------             -----------                      --------------

  99(a)     Unaudited Pro Forma Financial Information           5

                                       4